NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2015 RESULTS

•	First quarter 2015 net revenue of $309.2 million, as compared to $349.4 million in the comparable prior year quarter, decrease of 11.5% year over year.

•	First quarter 2015 GAAP net income of $8.0 million, as compared to $14.4 million in the comparable prior year quarter.

◦	First quarter 2015 non-GAAP net income of $16.3 million, as compared to $22.0 million in the comparable prior year quarter.

•	First quarter 2015 GAAP net income per diluted share of $0.23, as compared to $0.39 in the comparable prior year quarter.

◦	First quarter 2015 non-GAAP net income per diluted share of $0.46, as compared to $0.59 in the comparable prior year quarter.

•	Company expects second quarter 2015 net revenue to be in the range of $270 million to $285 million, with non-GAAP operating margin in the range of 6.0% to 7.0%.

SAN JOSE, California - April 23, 2015 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the first quarter ended March 29, 2015.

Net revenue for the first quarter ended March 29, 2015 was $309.2 million, as compared to $349.4 million in the first quarter ended March 30, 2014, and $353.2 million in the fourth quarter ended December 31, 2014. Net income, computed in accordance with GAAP, for the first quarter of 2015 was $8.0 million, or $0.23 net income per diluted share. This compared to GAAP net income of $14.4 million, or $0.39 net income per diluted share, in the first quarter of 2014, and GAAP net loss of $40.4 million, or net loss of $1.16 per diluted share, in the fourth quarter of 2014. Non-GAAP net income was $0.46 per diluted share in the first quarter of 2015, as compared to non-GAAP net income of $0.59 per diluted share in the first quarter of 2014 and $0.65 per diluted share in the fourth quarter of 2014.

Operating margin, computed in accordance with GAAP, for the first quarter of 2015 was 5.7%, as compared to 6.7% in the year ago comparable quarter, and -13.2% in the fourth quarter of 2014. Non-GAAP operating margin was 9.2% in the first quarter of 2015, as compared to 9.7% in the first quarter of 2014 and 10.1% in the fourth quarter of 2014.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of intangibles, stock-based compensation expense, restructuring and other charges, acquisition-related expense, losses on inventory commitments due to restructuring, litigation reserves, net, goodwill impairment charges, and the establishment of a valuation allowance associated with certain deferred tax assets. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “Our revenues and operating margin for the first quarter of 2015 were in line with guidance, which was heavily influenced by our service provider business restructuring as well as the strengthening of the U.S. dollar. This is especially evident in the decline of our EMEA revenues and the flattening of our APAC revenues.”

Mr. Lo continued, “We were very pleased with the successful launch of our Arlo smart home security camera during the quarter, which represents a strong entry for NETGEAR into the market of the Internet of Things for homes. Within the limited channels where Arlo has launched, sales have been very encouraging. We expect to continue this momentum by further expanding Arlo’s channel and regional distribution, as well as releasing additional unique smart products under the Arlo brand in the coming quarters.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "With the greater than expected decrease of international revenues, and corresponding profits, during the first quarter, our tax rate increased meaningfully, negatively impacting our net income and EPS results for the quarter.”

Ms. Gorjanc continued, "During the first quarter of 2015, we continued to leverage the strength of our balance sheet and cash position by repurchasing approximately 266,000 shares of NETGEAR common stock for $8.3 million, at an average price of $31.39 per share. We continue to believe that stock repurchases are an effective way of returning capital to shareholders and plan to be active buyers of our stock in the coming quarters.”

Mr. Lo continued, "We expect to see our typical seasonality in the second quarter for our Retail and Commercial Business Units coupled with the impact of the strengthening U.S. dollar. Meanwhile, we expect SPBU to continue to align with our restructuring plan. We are expecting second quarter net revenue to be in the range of $270 million to $285 million. Non-GAAP operating margin is expected to be in the range of 6.0% to 7.0%. Looking ahead, we believe that we will see significant improvement in the second half of 2015 when we expect the SPBU restructuring to be complete, Arlo to be fully distributed worldwide, and the usual second half seasonal uptick in RBU and CBU.”

Investor Conference Call / Webcast Details
NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2015 today, Thursday, April 23, 2015 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Thursday, April 30, 2015 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13606518.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 44,000 retail locations around the globe, and through approximately 33,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2015 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue and non-GAAP operating margin; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding the timing and impact of restructuring activities; expectations regarding seasonal changes in the Company’s business unit performance; and expectations regarding repurchases of the Company’s common stock. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item IA. Risk Factors,” pages 9 through 30, in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on February 20, 2015. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax adjustments, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 29, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$146,401	$141,234
Short-term investments	101,004	115,895
Accounts receivable, net	254,745	275,689
Inventories	200,948	222,883
Deferred income taxes	28,703	29,039
Prepaid expenses and other current assets	38,080	38,225
Total current assets	769,881	822,965
Property and equipment, net	27,849	29,694
Intangibles, net	61,755	66,230
Goodwill	81,721	81,721
Other non-current assets	48,653	48,077
Total assets	$989,859	$1,048,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$66,654	$106,357
Accrued employee compensation	19,908	21,588
Other accrued liabilities	122,168	143,742
Deferred revenue	23,746	30,023
Income taxes payable	4,892	2,406
Total current liabilities	237,368	304,116
Non-current income taxes payable	14,892	15,252
Other non-current liabilities	7,784	7,754
Total liabilities	260,044	327,122
Stockholders' equity:
Common stock	35	35
Additional paid-in capital	462,973	454,144
Accumulated other comprehensive income	20	38
Retained earnings	266,787	267,348
Total stockholders' equity	729,815	721,565
Total liabilities and stockholders' equity	$989,859	$1,048,687

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended
	March 29, 2015	December 31, 2014	March 30, 2014

Net revenue	$309,157	$353,182	$349,391
Cost of revenue	220,877	252,708	251,466
Gross profit	88,280	100,474	97,925
Gross margin	28.6%	28.4%	28.0%
Operating expenses:
Research and development	20,452	22,908	22,181
Sales and marketing	37,602	39,644	39,911
General and administrative	11,023	11,557	11,375
Restructuring and other charges	4,394	19	842
Litigation reserves, net	(2,690)	(1,265)	117
Goodwill impairment charges	—	74,196	—
Total operating expenses	70,781	147,059	74,426
Income (loss) from operations	17,499	(46,585)	23,499
Operating margin	5.7%	(13.2)%	6.7%
Interest income	52	79	57
Other income (expense), net	475	544	(108)
Income (loss) before income taxes	18,026	(45,962)	23,448
Provision (benefit) for income taxes	10,015	(5,609)	9,037
Net income (loss)	$8,011	$(40,353)	$14,411

Net income (loss) per share:
Basic	$0.23	$(1.16)	$0.39
Diluted	$0.23	$(1.16)	$0.39

Weighted average shares used to compute net income (loss) per share:
Basic	34,678	34,726	36,630
Diluted	35,285	34,726	37,305

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 29, 2015	December 31, 2014	March 30, 2014

GAAP gross profit	$88,280	$100,474	$97,925
Amortization of intangibles	2,590	2,625	2,619
Stock-based compensation expense	496	504	471
Losses on inventory commitments due to restructuring	407	—	—
Non-GAAP gross profit	$91,773	$103,603	$101,015
Non-GAAP gross margin	29.7%	29.3%	28.9%

GAAP research and development	$20,452	$22,908	$22,181
Stock-based compensation expense	(845)	(1,038)	(1,396)
Non-GAAP research and development	$19,607	$21,870	$20,785

GAAP sales and marketing	$37,602	$39,644	$39,911
Amortization of intangibles	(1,806)	(1,771)	(1,771)
Stock-based compensation expense	(1,393)	(1,409)	(1,949)
Non-GAAP sales and marketing	$34,403	$36,464	$36,191

GAAP general and administrative	$11,023	$11,557	$11,375
Stock-based compensation expense	(1,614)	(1,837)	(1,314)
Acquisition related expense	—	—	(8)
Non-GAAP general and administrative	$9,409	$9,720	$10,053

GAAP total operating expenses	$70,781	$147,059	$74,426
Amortization of intangibles	(1,806)	(1,771)	(1,771)
Stock-based compensation expense	(3,852)	(4,284)	(4,659)
Restructuring and other charges	(4,394)	(19)	(842)
Acquisition related expense	—	—	(8)
Litigation reserves, net	2,690	1,265	(117)
Goodwill impairment charges	—	(74,196)	—
Non-GAAP total operating expenses	$63,419	$68,054	$67,029

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 29, 2015	December 31, 2014	March 30, 2014

GAAP operating income (loss)	$17,499	$(46,585)	$23,499
Amortization of intangibles	4,396	4,396	4,390
Stock-based compensation expense	4,348	4,788	5,130
Restructuring and other charges	4,394	19	842
Acquisition-related expense	—	—	8
Losses on inventory commitments due to restructuring	407	—	—
Litigation reserves, net	(2,690)	(1,265)	117
Goodwill impairment charges	—	74,196	—
Non-GAAP operating income	$28,354	$35,549	$33,986
Non-GAAP operating margin	9.2%	10.1%	9.7%

GAAP net income (loss)	$8,011	$(40,353)	$14,411
Amortization of intangibles	4,396	4,396	4,390
Stock-based compensation expense	4,348	4,788	5,130
Restructuring and other charges	4,394	19	842
Acquisition-related expense	—	—	8
Losses on inventory commitments due to restructuring	407	—	—
Litigation reserves, net	(2,690)	(1,265)	117
Goodwill impairment charges	—	74,196	—
Tax effect and tax related adjustments	(2,571)	(18,898)	(2,904)
Non-GAAP net income	$16,295	$22,883	$21,994

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 29, 2015	December 31, 2014	March 30, 2014

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$0.23	$(1.16)	$0.39
Amortization of intangibles	0.12	0.12	0.12
Stock-based compensation expense	0.12	0.14	0.14
Restructuring and other charges	0.12	0.00	0.02
Acquisition-related expense	—	—	0.00
Losses on inventory commitments due to restructuring	0.01	—	—
Litigation reserves, net	(0.08)	(0.04)	0.00
Goodwill impairment charges	—	2.10	—
Tax effect and tax related adjustments	(0.06)	(0.53)	(0.08)
Non-GAAP net income per diluted share *	$0.46	$0.65	$0.59

Shares used in computing GAAP net income (loss) per diluted share	35,285	34,726	37,305
Shares used in computing non-GAAP net income per diluted share	35,285	35,348	37,305
*The sum of per diluted share impact may not total to non-GAAP net income per diluted share due to different share counts used in calculating GAAP net loss per diluted share and non-GAAP net income per diluted share. The GAAP net loss per diluted share calculation used a lower share count as it excluded potentially dilutive shares which are included in calculating non-GAAP net income per diluted share.

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	March 29, 2015	December 31, 2014	September 28, 2014	June 29, 2014	March 30, 2014

Cash, cash equivalents and short-term investments	$247,405	$257,129	$242,648	$242,729	$240,261
Cash, cash equivalents and short-term investments per diluted share	$7.01	$7.40	$6.69	$6.59	$6.44

Accounts receivable, net	$254,745	$275,689	$278,568	$282,900	$291,251
Days sales outstanding (DSO)	73	73	72	76	74

Inventories	$200,948	$222,883	$206,494	$194,533	$201,630
Ending inventory turns	4.4	4.5	4.9	4.9	5.0

Weeks of channel inventory:
U.S. retail channel	7.7	7.8	7.7	10.5	9.7
U.S. distribution channel	11.5	12.0	10.6	12.0	9.8
EMEA distribution channel	4.4	5.4	4.4	4.0	4.1
APAC distribution channel	7.4	7.2	6.8	9.0	7.1

Deferred revenue (current and non-current)	$25,802	$31,621	$35,654	$35,229	$32,070

Headcount	979	1,038	1,047	1,033	1,023
Non-GAAP diluted shares	35,285	35,348	36,250	36,808	37,305

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	March 29, 2015		December 31, 2014		March 30, 2014
Americas	$173,786	56%	$194,673	55%	$194,779	55%
EMEA	89,109	29%	106,237	30%	106,793	31%
APAC	46,262	15%	52,272	15%	47,819	14%
Total	$309,157	100%	$353,182	100%	$349,391	100%

NET REVENUE BY SEGMENT

	Three Months Ended
	March 29, 2015		December 31, 2014		March 30, 2014
Retail	$120,957	39%	$147,864	42%	$118,232	33%
Commercial	72,731	24%	79,393	22%	78,863	23%
Service Provider	115,469	37%	125,925	36%	152,296	44%
Total	$309,157	100%	$353,182	100%	$349,391	100%